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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CKE Restaurants, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-83666, 333-76884, 333-41266, 333-83601, 33-56313, 33-55337, 333-12399,
33-53089-01, 2-86142-01, 33-31190-01, 333-75880, and 33-111284)) of CKE
Restaurants, Inc. of our report dated April 21, 2005, with respect to the consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 2005, which report appears in the January 31, 2005 Annual Report on Form 10-K of CKE Restaurants, Inc. and subsidiaries.

As discussed in note 1 of the notes to consolidated financial statements, the consolidated financial statements for all periods presented have been restated.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", during the first and fourth quarters of fiscal 2003, respectively.


                                                  /s/ KPMG LLP


Orange County, California
April 21, 2005